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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                         GLOBAL IMAGING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                        59-3247652
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

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   13902 North Dale Mabry, Suite 300
           Tampa, Florida                                      33618
(Address of principal executive offices)                     (zip code)



If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), check the following box. [_]        A.(d), check the following box. [X]


                     Securities Act registration statement
                    file number to which this form relates:
                                   333-48103
                    ---------------------------------------
                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:   None

Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock, par value $.01 per share
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered

     Information with respect to the Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant is incorporated by reference to the sections captioned "Description of Capital Stock -- Common Stock" and "-- Delaware Law and Certain Charter, Bylaw and Other Provisions" in the Registrant's Registration Statement on Form S-1 (No. 333-48103), originally filed on March 17, 1998, as such may be amended (including by any prospectus filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended).

Item 2.  Exhibits

     The securities to be registered are to be registered on The Nasdaq National Market, on which no other securities of the Registrant are registered. The following instruments defining the rights of the holders of Common Stock are being filed as exhibits to this registration statement:

     1.    Amended and Restated Certificate of Incorporation

     2. Amended and Restated Certificate of Incorporation (to be filed with the Secretary of Delaware upon the closing of the Registrant's initial public offering)

     3.    Bylaws

     4. Amended and Restated Bylaws (to become effective upon the closing of the Registrant's initial public offering)

     5.    Specimen Common Stock Certificate

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            GLOBAL IMAGING SYSTEMS, INC.


Date: June 1, 1998                          By: /s/ Thomas S. Johnson
                                               --------------------------------
                                               Thomas S. Johnson, President and
                                               Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

1.             Amended and Restated Certificate of Incorporation

2. Amended and Restated Certificate of Incorporation (to be filed with the Secretary of Delaware upon the closing of the Registrant's initial public offering)*

3.             Bylaws*

4. Amended and Restated Bylaws (to become effective upon the closing of the Registrant's initial public offering)*

5.             Specimen Common Stock Certificate*


* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-48103) originally filed on March 17, 1998, and incorporated herein by reference thereto.

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